MARATHON ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS



INTRODUCTION
------------

Set forth below is the Code of Ethics ("Code") of Marathon Asset Management Limited ("Marathon"). The Code applies to every person "associated" with Marathon ("Associated Person"), which means every officer, director and employee of Marathon, as well as any person directly or indirectly controlling or controlled by Marathon. The Code governs conflicts of interest in personal securities transactions that typically arise when an Associated Person invests in securities that are held or are to be acquired by the funds or other accounts for which Marathon acts as the investment adviser ("managed accounts").

The effective date of this Code is DECEMBER 22, 1999.

Every Associated Person must read, acknowledge receipt and understanding of, and retain this Code. Any questions regarding the Code should be referred to the Compliance Officer.

PROHIBITED CONDUCT
------------------

Conflicts of Interest
---------------------

All Associated Persons are prohibited from engaging in, or recommending, any securities transaction which places or appears to place their own interests above that of any managed account. Similarly, all Associated Persons are prohibited from recommending securities transactions by any managed account without disclosing his or her interest, if any, in such securities or the issuer thereof, including without limitation:

     a) any direct or indirect beneficial ownership of any securities of such issuer;

     b)   any contemplated transaction by such person in such securities;

     c)   any position with such issuer or its affiliates; and

     d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.




                                                                    CONTD.....

Confidentiality
---------------

All Associated Persons are prohibited from divulging the current portfolio positions, and current and anticipated portfolio transactions, programs and studies of Marathon or any managed account to anyone unless it is properly within his or her duties to do so.


Inducements
-----------

Subject to certain common-sense limits and exceptions, no Associated Person may accept gifts or benefits in any form from third parties.

For the purposes of this provision, the following gifts or benefits from third parties will not be considered to be in violation of this requirement:

(i)    an occasional meal;

(ii) an occasional ticket to a sporting event, the theatre or comparable entertainment;

(iii) a holiday gift (food, wine etc.) with an estimated value of no more than (pounds) 50.

The Compliance Officer must be notified immediately should any Associated Person receive or be offered any gift or benefit.

Insider Dealing
---------------

All Associated Persons are prohibited from engaging in any securities transaction, for their own benefit or the benefit of others, including managed accounts, while in possession of "unpublished, price-sensitive" information concerning such securities.

"Price-Sensitive" information means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a material effect on the price of a company's securities.

Information that should be considered Price-Sensitive includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant new products or discoveries, extraordinary borrowing, purchase or sale of substantial assets, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

                                                                CONTD.....

Price-Sensitive information does not have to relate to a company's business. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of a security should be considered material. Similarly, information concerning significant transactions which Marathon intends to execute on behalf of managed accounts could be Price-Sensitive information and is prohibited from being communicated.

Information is "Unpublished" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information appearing in The Financial Times, The Wall Street Journal or other publications of general circulation would be considered public as would information released to a recognised Stock Exchange or announced by a company at a presentation.

All Associated Persons are prohibited from communicating unpublished, price-sensitive information concerning any security to others unless it is properly within his or her duties to do so. In addition, care should be taken so that such information is secure. For example files containing unpublished, price-sensitive information should be sealed and access to computer files containing such information should be restricted.

Any violation of this Code can be expected to result in serious sanctions by Marathon, including dismissal of the persons involved, as well as possible prosecution by the relevant authorities.

Appointment to other Boards
---------------------------

No Associated Person shall serve on the board of directors of any company without prior authorisation of the Board of Directors of Marathon. Any such authorisation shall be based upon a determination that the appointment would be consistent with the interests of Marathon.


PROCEDURES FOR CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
------------------------------------------------------------


The following procedures have been established to aid Associated Persons in avoiding conflicts of interest and insider dealing, and to aid Marathon in preventing, detecting and imposing sanctions against such conduct. These procedures apply to all transactions over which an Associated Person has discretion, including but not limited to, transactions by self-managed PEPs, ISAs, pension plans and trusts. The requirements in respect of obtaining consent apply equally to Connected Persons. A full definition of Connected Persons is included within Marathon's Compliance Manual but would typically include spouses, partners and minor children.

The concept of Associated Persons and their Connected Parties is consistent with the idea of Access persons under US regulation. Marathon is a small company and information about investment strategy and forthcoming trades is quickly disseminated. As such, with the exception of non-executive directors, all Marathon personnel and their Connected Parties are considered to be Access persons. Non-executives who do not participate in the day to day operation or management of the business are considered to be Associated Persons, but not Access persons.

Every Associated Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Compliance

Officer. Interpretative issues which arise under these procedures shall be decided by, and are subject to the discretion of, the Compliance Officer.

1. Employees or their connected persons wishing to deal for their own account must FIRST obtain the written consent of a Director or the Compliance Officer. In the first instance the individual should seek the consent of the investment director responsible for that particular geographical area. A Consent Form has been specifically devised for the purpose and should be used for all trades (see Exhibit D). The Compliance Officer will keep a record of all consents granted. The consent will be valid for one day. Thereafter, the employee must seek a further consent.

     Non-executive directors (provided that they have no direct involvement in the day to day running of the business) have a general consent to effect personal transactions and pre-clearance is not required.

     If Clients are dealing in a given Security on the requested day no dealings will be allowed in that Security until the Client's transactions are completed.

     To prevent frontrunning, consent will not be given for purchases if it is known, or may reasonably be expected, that clients will purchase the same stock within the next seven days. In the event that clients do purchase the same stock within seven days (ie, through previously unforeseeable circumstances), the purchaser shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realised from a sale of such security within the prescribed six months shall be subject to disgorgement.

     Consent will not be given for sales where there have been purchases of the same stock for clients in the preceding SEVEN days. Should such a sale take place, the seller shall disgorge any profits realised between the date of his sale and the date of the purchase by our clients.

     Consent will not be given for sales if it is known, or may reasonably be expected, that there will be sales of the same stock for any clients within the next seven days. Again any profits realised on transactions in breach of this rule will be subject to disgorgement.

     All disgorged profits will be surrendered to Marathon and paid over to one or more charities chosen by the Board of Directors.

2. The Compliance Officer must be notified of all transactions effected by Access persons as soon as practically possible.

3. Copies of contract notes for all personal deals by Access persons must be lodged with the Compliance Officer.

4. A minimum holding period of sixty days is required for personal investments, other than short dated instruments (e.g. options, futures). Any proposed sale within this time frame will only be allowed in exceptional circumstances and will require written consent from a Director or the Compliance Officer. Any profit realised on short term trades made without consent shall be subject to disgorgement.


Exempted Transactions
---------------------

The requirement to obtain prior clearance for personal securities transactions shall not apply to:

1. Purchases or sales effected in any account over which the Associated Person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the Associated Person;

3.   Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights, so acquired.


REPORTING PROCEDURES
--------------------

1. Every Associated Person shall disclose all of their personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31st. The disclosure will be limited to the names of all securities held. The report shall be made on the form attached as Exhibit A.

2. Every Associated Person shall certify upon commencement of employment and thereafter on an annual basis as of December 31st that:

     (i) they have read and understood the code and recognise that they are subject thereto;

     (ii)  they have complied with the requirements of the code; and

     (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

     The annual report shall be made on the form attached as Exhibit B.


3. Every Associated Person shall submit a report no later than ten days (or as soon as possible in the event of their absence) after the end of each calendar quarter, of all the securities transactions they have effected in that quarter. The report shall contain the following information:

     (i)   the date of the transaction and the name of the shares transacted;

     (ii)  the nature of the transaction (ie. purchase or sale); and

     (iii) the total value of the transaction.

     The report shall be made on the form attached as Exhibit C.

4. These reporting requirements will not apply to non-executive directors of the company. Non-executive directors are required to provide a list, on an annual basis, of personal transactions undertaken. This list must include the name of the security, the date, and the nature of the transaction (buy or sell). The list should be accompanied by an appropriate declaration of completeness.

                                                                     EXHIBIT A

                         MARATHON ASSET MANAGEMENT LTD

        Statement of Personal Securities Holdings as at 31 December 1999
                                                        ----------------

I certify that at the above date I held shares in the following companies:

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Date:                                           Name:
     -------------                                   ------------------------

                                                Signature:
                                                          --------------------

                         MARATHON ASSET MANAGEMENT LTD

                       ACKNOWLEDGEMENT OF CODE OF ETHICS



I acknowledge that:


(i) I have read and understood the Code of Ethics (dated 22 December 1999) and recognise that I am subject thereto;


(ii)  I have complied with the requirements of the Code;


(iii) I have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and


(iv) I have reported all gifts and benefits offered to me or received by me from third parties to the Compliance Officer.



Employee Name:


Employee Signature:


Date:

MARATHON ASSET MANAGEMENT LIMITED               Exhibit C

Securities Transaction Report for the quarter ended: 31 December 1999
                                                     ----------------

To the Compliance Officer, Marathon Asset Management Limited

During the quarter referred to above, I effected the following securities transactions:

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SECURITY        DATE OF         (pound) AMOUNT          NATURE OF
                TRANSACTION     OF TRANSACTION          TRANSACTION
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I confirm that this  constitutes the complete list of transactions  with respect to which I had direct control or influence.

Date:                                           Name:
      -----------------                              ------------------------

                                        Signature:
                                                  ---------------------------